                                                                     EXHIBIT 4.7

                               UTi WORLDWIDE INC.

                       2000 STOCK OPTION PLAN, AS AMENDED






                                              Originally adopted by the Board of
                                            Directors of the Company on March 7,
                                              2000, affirmed by the Compensation
                                             Committee of the Board on April 15,
                                              2000, approved by the shareholders
                                        (members) of the Company on May 18, 2000 and amended by the Board of Directors of the Company on April 30, 2002

                               UTi WORLDWIDE INC.

                       2000 STOCK OPTION PLAN, AS AMENDED

        1. PURPOSE. The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Corporation to encourage proprietary interest in the Corporation, to encourage such employees to remain in the employ of the Corporation or such directors, advisors and consultants to remain in the service of the Corporation, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

        2. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

                (a) "Administrator" shall mean the Board or the Plan Committee of the Board, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

                (b) "Board" shall mean the Board of Directors of the Corporation.

                (c) "Change of Control" shall be deemed to have occurred if:

                        (i) the Shareholders of the Corporation approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Corporation's assets and properties;

                        (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who as of the date this Plan is adopted by the Board, is a director or officer of the Corporation (including any trust of such director or officer), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that the following shall not constitute a "Change of Control" of the Corporation:

                                (a) any acquisition directly from the
Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

                                (b) any acquisition by an employee benefit plan
(or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation;

                                (c) upon the death of any person who as of the
date of this Agreement is a director or officer of the Corporation, the transfer
(x) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (y) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Corporation beneficially owned by such director or officer of the Corporation; or

                        (iii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                        (iv) the Shareholders of the Corporation approve the dissolution of the Corporation or a definitive agreement to merge or consolidate the Corporation with or into another entity in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of the Corporation's stock would be converted into cash, securities or other property of another entity, other than a merger of the Corporation in which holders of the Shares immediately prior to the merger own, either directly or indirectly, fifty percent (50%) or more of the equity interests or combined voting power of the surviving corporation or entity immediately following such merger.

                (d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                (e) "Commission" shall mean the United States Securities and Exchange Commission.

                (f) "Corporation" shall mean UTi Worldwide Inc., a British Virgin Islands International Business Company.

                (g) "Disability" shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that a Disability exists.

                (h) "Employee" shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation.

                (i) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

                (j) "Exercise Price" shall mean the price per Share determined by the Administrator, at which an Option may be exercised.

                (k) "Fair Market Value" shall mean the value of one (1) Share, determined as follows:

                        (i) If the Shares are (A) listed on the New York Stock Exchange or the American Stock Exchange (collectively, the "Exchange"), the closing price as reported for composite transactions on the date of valuation, or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such Exchange on such date, or (B) traded on the National Market System (the "NMS") of The Nasdaq Stock Market, Inc. ("NASDAQ"), the last sale price on the date of valuation, or if no sale occurred on that date, the last sale price on the business day immediately prior to the date of valuation, or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported on Nasdaq;

                        (ii) If the Shares are not traded on the Exchange or the NMS but are otherwise traded over-the-counter in the United States, the mean between the highest bid and lowest asked prices quoted on Nasdaq as of the close of business on the date of valuation, or, if on such day such Shares are not quoted in NASDAQ, the mean between the representative bid and asked prices on such date in the United States over-the-counter market as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc., or any similar successor organization; or

                        (iii) If neither clause (i) nor (ii) above applies, the Fair Market Value shall be determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

                (l) "Grant Date" shall mean the date on which the granting of an Option is authorized by the Administrator or such other date as prescribed by the Administrator.

                (m) "Incentive Stock Option" shall mean an option described in
Section 422 of the Code.

                (n) "Nonstatutory Stock Option" shall mean an option that does not meet the requirements of Section 422(b) of the Code or is not intended to be an Incentive Stock Option.

                (o) "Option" shall mean any stock option granted pursuant to the Plan.

                (p) "Option Agreement" shall mean a written stock option agreement evidencing the grant of an Option.

                (q) "Option Limit" shall have the meaning assigned to it in
Section 6.

                (r) "Optionee" shall mean a Participant who has received an Option.

                (s) "Participant" shall have the meaning assigned to it in
Section 5(a) hereof.

                (t) "Plan" shall mean this UTi Worldwide Inc. 2000 Stock Option Plan, as it may be amended from time to time.

                (u) "Plan Committee" shall mean a committee of two or more directors appointed by the Board to administer the Plan.

                (v) "Purchase Price" shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

                (w) "Retirement" shall mean the voluntary termination of employment by an employee after qualifying for early or normal retirement under any pension plan or profit sharing or benefit plan of the Corporation or its Subsidiaries. If an employee is not covered by any such plan, "Retirement" shall mean voluntary termination of employment after the employee has attained age sixty-five (65) and after the employee has attained the tenth (10th) anniversary of his or her last preceding date of hire, or as otherwise determined in the Administrator's sole discretion.

                (x) "Section 16 Participant" shall mean a Participant who is (or, in the opinion of the Administrator, may be) generally subject to the
Section 16 Requirements with respect to purchases and sales of Shares or other equity securities of the Corporation.

                (y) "Section 16 Requirements" shall mean those obligations and requirements imposed on officers and directors by Sections 16(a) and 16(b) of the Exchange Act and the rules of the Commission promulgated thereunder.

                (z) "Securities Act" shall mean the United States Securities Act of 1933, as amended.

                (aa) "Subsidiary" shall mean any subsidiary corporation as defined in Section 425(f) of the Code.

                (bb) "Share" shall mean one voting ordinary share, no par value, of the Corporation, adjusted in accordance with Section 10 of the Plan (if applicable).

                (cc) "Shareholders" shall mean holders of Shares.

                (dd) "Transfer Agent" shall mean a third-party organization retained by the Corporation to maintain the stock transfer records of the Corporation.

        3. EFFECTIVE DATE. The Plan was adopted by the Board effective April 15, 2000. Options granted prior to obtaining Shareholder approval in accordance with
Section 15 of the Plan shall be granted subject to such shareholder approval and must be rescinded if such approval is not obtained in accordance with such section.

        4. ADMINISTRATION.

                (a) Administrator. Subject to subsection (c) below, the Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a Plan Committee which shall be appointed by the Board. The Board may from time to time remove members from, or add members to, the Plan Committee. Vacancies on the Plan Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Plan Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

                (b) Powers of Administrator. The Administrator shall from time to time at its discretion select the Optionees who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options. The Administrator shall have full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all Option Agreements. The interpretation and construction by the Administrator of any provision of the Plan or of any Option or Option Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                (c) Disinterested Administration. If the Shares are registered under the Exchange Act and Section 16 Participants are to receive grants of Options hereunder, such grants shall be approved by the Board or by a Plan Committee, or a subcommittee of the Plan Committee or other committee of the Board, consisting solely of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.



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

        5. PARTICIPATION.

                (a) Eligibility. The Optionee shall be such persons (collectively, "Participants"; individually a "Participant") as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 5(b) below:

                        (i) Employees (who may be officers, whether or not they are directors) of the Corporation or of a Subsidiary and non-employees to whom an offer of employment has been extended; and

                        (ii) directors, advisors and consultants of the Corporation or a Subsidiary.

        Notwithstanding provisions of the first paragraph of this Section 5(a), the Administrator may at any time or from time to time designate one or more directors as being ineligible for selection as Participants in the Plan for any period or periods of time. The Administrator may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Option to a Participant that the Participant surrender for cancellation some or all of the Options which have been previously granted to such person under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Administrator deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

                (b) Ten Percent Shareholders. A Participant who, at the time of grant, owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation or its parent shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the Grant Date.

                (c) Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option shall not be counted.

                (d) Outstanding Stock. For purposes of Section 5(b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include Shares authorized for issue under outstanding Options held by the Optionee or by any other person.

        6. STOCK. The stock subject to Options granted under the Plan shall be from the Corporation's authorized but unissued or reacquired Shares. The aggregate number of Shares which may be issued upon exercise of Options under the Plan at any time shall not exceed 2,359,109* Shares (the "Option Limit"), subject to adjustment as provided for in this Plan. Notwithstanding the foregoing, upon the full or partial payment of any Purchase Price by the transfer to the Corporation of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall

-------------
* This number gives effect to the 1 for 7.63 combination of shares which took place on October 18, 2000 after the Plan was adopted. This number originally was 18,000,000.

be deemed to have been issued or transferred under this Plan only the net number of Shares actually issued or transferred by the Corporation. In the event any outstanding Option granted under this Plan for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Option shall again be available to be granted as Options under this Plan. Notwithstanding the previous sentence, to the extent required by Section 162(m) of the Code, Shares subject to Options which are canceled continue to be counted against the Option Limit and if, after an Option grant, the price of Shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Option Limit. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified in Section 10.

        7. TERMS AND CONDITIONS OF OPTIONS.

                (a) Stock Option Agreements. Each Option shall be evidenced by an Option Agreement in such other form as the Administrator shall from time to time determine. Such Option Agreements need not be identical.

                (b) Nature of Option. Each Option shall state whether it is an Incentive Stock Option or a Nonstatutory Stock Option.

                (c) Optionee's Undertaking. Each Optionee shall agree to remain in the employ or service of the Corporation and to render services for a period as shall be determined by the Administrator, from the Grant Date of the Option or such other date agreed to by the Optionee and the Corporation, but such agreement shall not impose upon the Corporation any obligation to retain the Optionee in their employ or service for any period.

                (d) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

                (e) Exercise Price; Exercise of Options. Each Option shall state the Exercise Price. To the extent required by law or regulation, the Exercise Price in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any Nonstatutory Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any Incentive Stock Option granted to persons other than to an Optionee described in
Section 5(b) hereof, shall not be less than the Fair Market Value on the Grant Date. At the sole discretion of the Administrator, any Option granted under this Plan to any Participant may be exercisable in whole or in part immediately upon the grant thereof, or only after the occurrence of a specified event and/or only in installments, which installments may be equal or otherwise, and which installments may vary as to the number thereof as well as to whether any unexercised installments are cumulative through the life of a particular Option.

                (f) Medium and Time of Payment; Notice. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator in its sole discretion otherwise approves thereof, the Purchase Price may (to the extent permitted by applicable law) be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price.

        In the event the Corporation determines that it is required to withhold state, United States Federal or foreign income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements before the Optionee shall be permitted to exercise the Option. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee and held for a period of six (6) months or more by the Optionee or (iii) any combination of (i) and (ii) above.

        The Optionee shall exercise an Option by completing and delivering to the Corporation, concurrently with the payment of the Purchase Price in the manner described above, an exercise notice in such form as the Administrator shall from time to time determine.

                (g) Term and Non-Transferability of Options. Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years (or less, in the discretion of the Administrator) from the Grant Date; except that no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the Grant Date (or less, in the discretion of the Administrator). During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative and shall not be assignable or transferable. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Corporation's option, shall cause all of the Optionee's rights under the Option to terminate.

                (h) Cessation of Employment (Except by Death, Disability or Retirement). If an Optionee's employment or service with the Corporation ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than pursuant to death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within ninety (90) days after such cessation, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

        For purposes of this Section 7(h), the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth
(90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

                (i) Death of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's death, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and the Optionee has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(g) above, at any time within twelve (12) months after the Optionee's death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

                (j) Disability of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's Disability, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within twelve (12) months after such cessation by reason of Disability, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

                (k) Retirement of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's Retirement, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within ninety (90) days after the date of Retirement, but only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

                (l) Time of Cessation of Service. For purposes of this Plan, the Optionee's employment or service shall be deemed to have ceased or be terminated on the date when the Optionee's employment or service in fact ceased or the Optionee is in fact terminated.

                (m) Rights as a Shareholder. No one shall have rights as a Shareholder with respect to any Shares covered by an Option until the date of entry of their name in the Corporation's registry of members in accordance with the Corporation's Memorandum and Articles of Association. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

                (n) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Administrator may modify an Option, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted. With the consent of the affected Optionee, the Administrator may cancel any agreement evidencing Options. In the event of such cancellation, the Administrator may authorize the granting of new Options, which may or may not cover the same number of Shares that have been the subject of the prior award, at such Exercise Price and subject to such terms, conditions and discretions as would have been applicable under this Plan had the canceled Options not been granted.

                (o) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute Options under the Plan for options under the plan of the acquired corporation; provided, however, that (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

                (p) Right of Set-Off. Optionee shall consent to a deduction from any amounts the Corporation owes Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to Optionee by the Corporation), to the extent of the amounts Optionee owes the Corporation, including pursuant to subparagraph (p) above. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount Optionee owes to the Corporation, Optionee shall agree to pay immediately the unpaid balance to the Corporation.

                (q) Other Provisions. An Option Agreement authorized under the Plan may contain such terms and provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Administrator shall deem advisable in its sole and absolute discretion.

        8. LIMITATION ON ANNUAL AWARDS.

                (a) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other plans maintained by the Corporation or its parent, exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For the purposes of this
Section 8, Incentive Stock Options shall be taken into account in the order in which they were granted.

                (b) Limitation on Total Options Granted. As long as the Plan is in effect, at no time will Options granted to any Participant pursuant to the Plan exceed 1,179,555* Shares, subject to adjustment as provided for in Section 10.

        9. TERM OF PLAN. Options may be granted pursuant to the Plan until the expiration of the Plan ten (10) years after the effective date referred to in
Section 3.

        10. EFFECT OF CERTAIN EVENTS.

                (a) Adjustments Upon Changes in Stock. The Administrator shall make or provide for such adjustments in the Option Limit, the Exercise Price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by this Plan and outstanding Options as the Administrator in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Corporation, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Administrator also shall make or provide for such adjustment in the number or kind of shares of the Corporation's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to Options granted under the Plan and the number of such securities to be awarded to each Optionee as the Administrator in its sole discretion, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who


-------------
* This number gives effect to the 1 for 7.63 combination of shares which took place on October 18, 2000 after the Plan was adopted. This number originally was 9,000,000.

is granted Options pursuant to the Plan. The determination of the Administrator as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                (b) Change of Control. In addition to the rights set forth in
Section 10(a) above, in the event of a Change of Control, the Administrator may in its sole discretion, without obtaining Shareholder approval or the consent of any person granted Options under the Plan, take one or more of the following actions:

                        (i) Accelerate the exercise dates of any outstanding Option, or make the Option fully vested and exercisable;

                        (ii) Pay cash to any or all owners of Options in exchange for the cancellation of their outstanding Options; or

                        (iii) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding Options.

                (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

                (d) Limitation on Rights. Except as expressly provided in this
Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        11. SECURITIES LAW REQUIREMENTS.

                (a) Legality of Issuance. No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

                        (i) it and the Optionee have taken all actions required to register the offer and sale of the Shares under all applicable securities laws, including the Securities Act, or to perfect an exemption from the registration requirements thereof;

                        (ii) any applicable listing requirement of any stock exchange on which the Shares are listed has been satisfied; and

                        (iii) any other applicable provision of law has been satisfied.

                (b) Restrictions on Transfer; Representations of Optionee; Legends. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any country, the Corporation may impose restrictions upon the grant of Options and the sale, pledge or other transfer of



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

Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any country or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act or the securities law of any other country, but exemptions are available which require that the Optionee make various representations and warranties, the Corporation may require such representations and warranties from the Optionees as are deemed necessary or appropriate by the Corporation and its counsel as a condition precedent to granting any Options or issuing any Shares. To the extent that restrictive legends or other notations are required with regard to any Shares, the Corporation shall be entitled to put such legends or notations as appropriate in its registery of members and, to the extent that the certificates are issued representing such Shares, the Corporation shall be entitled to place such restrictive legends and notations as are deemed necessary or appropriate by the Corporation and its counsel in order to comply with any applicable law. In the event the sale of the Shares is not registered under the Securities Act, to the extent the Corporation and its counsel deem it advisable, the Shares shall bear the following restrictive legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

        Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

                (c) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act, the securities laws of any country or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

                (d) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

        12. AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's Shareholders, no such revision or amendment shall:

                (a) Be made if Shareholder approval is required by applicable law, regulation or the requirements of NASDAQ or any exchange or interdealer network where the Shares are trading;

                (b) Increase the number of Shares which may be issued under the Plan; or

                (c) Amend this Section 12 to defeat its purpose.



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

        Without limiting the generality of the foregoing, the Administrator may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

        13. FINANCIAL STATEMENTS. Each Optionee shall receive financial statements of the Corporation not less than annually.

        14. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Shares pursuant to the exercise of an Option will be used for general corporate purposes.

        15. APPROVAL OF SHAREHOLDERS. The Plan must be approved by the affirmative vote of the holders of a majority of the Corporation's outstanding shares of voting capital stock on or before the date twelve (12) months from the date the Plan was adopted by the Board.

        16. GOVERNING LAW. This Plan, and the Option Agreements, shall be governed by and enforced and construed in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the British Virgin Islands.



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

    [Signature Page to UTi Worldwide Inc. 2000 Stock Option Plan, as amended]

        To record the original adoption of the Plan by the Board as of March 7, 2000, the affirmation of the Plan by the Compensation Committee of the Board as of April 15, 2000, the approval of the Plan by the shareholders (members) of the Company on May 18, 2000 and the amendment of the Plan by the Board on April 30, 2002, the Board has caused its authorized officer to sign the Plan and affix the corporate seal hereto.


                                        UTi WORLDWIDE INC.


                                        By: /s/ Roger I. MacFarlane
                                           -------------------------------------
                                        Name:  Roger I. MacFarlane
                                        Title: Chief Executive Officer
                                               and Director



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